UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2065 Hamilton Avenue
San Jose, CA 95125
(Address of principal executive offices)

(408) 376-7400
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the Annual Meeting of Stockholders of eBay Inc. (“eBay” or the “Company”) held on May 13, 2014 (the “2014 Annual Meeting”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board of Directors”), approved the amendment and restatement of the eBay Inc. 2008 Equity Incentive Award Plan (as amended, the “2008 Plan”), including an amendment to increase the aggregate number of shares authorized for issuance under the 2008 Plan by 21.6 million shares.
A brief summary of the 2008 Plan was included as part of Proposal 3 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2014 (the “Proxy Statement”). The summary of the 2008 Plan contained in the Proxy Statement is qualified by and subject to the full text of the 2008 Plan, which was filed as Appendix A to the Proxy Statement and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2014 Annual Meeting, the Company’s stockholders voted on the following five proposals:

1.
The election of four director nominees to serve as members of the Board of Directors until eBay’s 2015 Annual Meeting of Stockholders or until his respective successor has been elected and qualified (Proposal 1);

2.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 2);

3.
The approval of the amendment and restatement of the 2008 Plan, including an amendment to increase the aggregate number of shares authorized for issuance under the 2008 Plan by 21.6 million shares (Proposal 3);

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for its fiscal year ending December 31, 2014 (Proposal 4); and

5.	A stockholder proposal submitted by John Chevedden regarding stockholder action by written consent without a meeting (Proposal 5).
The following is a summary of the matters voted on at the meeting.

1.
Proposal 1 – Election of Directors. Each of the four director nominees proposed by eBay was elected to serve until eBay’s 2015 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Withheld
Fred D. Anderson	943,992,474	38,716,008
Edward D. Barnholt	936,898,712	45,809,770
Scott D. Cook	933,772,366	48,936,116
John J. Donahoe	974,300,070	8,408,412

2.	Proposal 2 – Advisory Vote on Executive Compensation. Stockholders approved, on an advisory basis, the compensation of eBay’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstensions	Broker Non-Votes
914,442,890	62,498,920	5,766,672	85,178,586

3.
Proposal 3 – Amendment and Restatement of 2008 Plan. Stockholders approved the amendment and restatement of the 2008 Plan, including an amendment to increase the aggregate number of shares authorized for issuance under the 2008 Plan by 21.6 million shares. The voting results were as follows:

Votes For	Votes Against	Abstensions	Broker Non-Votes
812,080,527	165,912,626	4,715,329	85,178,586

4.
Proposal 4 – Ratification of Independent Auditors. Stockholders ratified the appointment of PricewaterhouseCoopers LLP as eBay’s independent auditors for eBay’s fiscal year ending December 31, 2014. The voting results were as follows:

Votes For	Votes Against	Abstensions
1,055,411,457	7,960,606	4,515,005

5.
Proposal 5 – Stockholder Proposal Regarding Stockholder Action by Written Consent Without a Meeting. Stockholders did not approve the stockholder proposal regarding stockholder action by written consent without a meeting. The voting results were as follows:

Votes For	Votes Against	Abstensions	Broker Non-Votes
442,544,645	516,265,999	23,897,838	85,178,586

Item 8.01. Other Events
As disclosed in the Proxy Statement, Thomas J. Tierney’s two-year term as the Company’s Lead Independent Director expired following the conclusion of the 2014 Annual Meeting. The independent directors of the Board of Directors have designated David M. Moffett to serve as the Company’s Lead Independent Director for a two-year term beginning at the conclusion of the 2014 Annual Meeting that will expire following the conclusion of the Company’s 2016 Annual Meeting of Stockholders. A description of the roles and responsibilities of the Lead Independent Director is detailed in the Company’s Governance Guidelines for the Board of Directors, available at
http://investor.ebayinc.com/governance.cfm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: May 15, 2014	/s/ Michael R. Jacobson
Name: Michael R. Jacobson
Title: Senior Vice President, Legal Affairs, General Counsel and Secretary